Exhibit 99.1

NEWS FOR RELEASE: 2/14/2008, 4:00pm ET                     CONTACT: Lee Brown
                                                               (719) 481-7213
                                                        lee.brown@ramtron.com

                         RAMTRON REPORTS FOURTH-QUARTER
                      AND FULL-YEAR 2007 FINANCIAL RESULTS

COLORADO SPRINGS, CO - February 14, 2008 - U.S. semiconductor maker Ramtron International Corporation (Nasdaq: RMTR), a leading developer and supplier of nonvolatile ferroelectric random access memory (F-RAM) and integrated semiconductor products, today reported total revenue of $14.3 million for the fourth quarter of 2007, 51% higher than total revenue of $9.5 million for the same quarter last year. Net income for the fourth quarter of 2007 was $8.7 million, or $0.34 per share, compared with a loss of $180,000, or $(0.01) per share, for the same quarter a year earlier.

Fourth-quarter 2007 results include a non-cash, stock-based compensation expense of $615,000, and an income tax benefit of $7.6 million. At the end of 2007, given Ramtron's demonstrated profitability over the past two years, the company recorded a deferred tax asset on its balance sheet that represents the estimated amount of tax loss carry forward the company currently expects to offset with future taxable income. This resulted in a non-cash income tax benefit of $7.6 million, which was recorded on Ramtron's income statement for the fourth quarter of 2007. Without these items, fourth-quarter net income would have been $1.7 million, or $0.07 per share.

Fourth-Quarter Product Revenue Highlights:
-----------------------------------------

  - Product revenue was $13.7 million for the fourth quarter of 2007, 50% higher than product revenue of $9.2 million reported for the same quarter last year.

  - Product gross margin for the quarter was 53%, consistent with the same period in 2006.

  - Integrated product revenue grew 116% to $1.8 million, or 13% of F-RAM product revenue.

"In the fourth quarter Ramtron delivered another period of profitable growth, completing a year of solid progress toward long-term financial goals, record product sales and bottom line performance, and strong execution of our operational plan," said Ramtron chief executive officer Bill Staunton.
"Sales into automotive applications were particularly strong, followed by growth in office equipment and printer consumables, which reflected continued robust demand for Ramtron's reliable data collection products. We adhered to our policy of disciplined spending relative to our revenue opportunities, which resulted in net income before stock-based compensation expense and income tax benefit of 12% of total revenue for the quarter."

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For full-year 2007, Ramtron reported total revenue of $51.1 million, 26%
higher than total revenue of $40.5 million for full-year 2006. Full-year net income was $9.9 million, or $0.39 per share, compared with net income of $457,000, or $0.02 per share, for full-year 2006. Full-year 2007 results included a non-cash, stock-based compensation expense of $2.3 million and an income tax benefit of $7.6 million. Without these items, full-year net income would have been $4.6 million, or $0.18 per share.

Full-Year 2007 Product Revenue Highlights:
-----------------------------------------

  - Total product revenue for 2007 was up 26%, to $49.4 million, compared with $39.1 million for 2006.

  -  Integrated product revenue grew 92%, to $7.4 million, from 2006 to 2007.

  - Product gross margin for full-year 2007 was 53%, consistent with the same period in 2006.

"In 2007 we introduced 17 new products, which beat our goal of 13 new introductions and brought the total number of products in our portfolio to more than sixty. In addition, we continued to move up the value chain with the introduction of 11 integrated products," Staunton added. "In 2008, we will focus on adding higher levels of functionality and value to a variety of our current products as well as on introducing new integrated, custom and stand-alone memory products. We have already announced the first wave of upgrades to our Processor Companion line and have at least 14 new products on track for introduction in 2008."

Business Outlook
----------------

The following statements are based on Ramtron's current expectations of results for full-year 2008. These statements are forward looking, and actual results may differ materially from those set forth in these statements. Ramtron intends to continue its policy of not updating forward-looking statements other than in publicly available documents, even if experience or future changes show that anticipated results or events will not be realized.

For full-year 2008, management currently projects:
-------------------------------------------------

  - Total revenue growth of 24% to 28% over full year 2007 revenue of $51.1 million

  -  Gross margin of 53% to 55%

  -  Non-product revenue of approximately $1.1 million

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  -  Total operating expenses before stock-based compensation expense to be approximately 43% to 46% of total revenue. By expense line item, management is targeting sales and marketing to be 13% to 14% of total revenue, research and development to be 20% to 22% of total revenue, and general and administrative to be 10% of total revenue

  - Net income, excluding stock-based compensation and income tax expense, of 10% to 12% of total revenue

  -  Stock-based compensation expense of approximately $1.6 million

"Based on our current assessment of market demand, we expect the positive trends exhibited in our business in 2007 to continue throughout 2008," Staunton continued. "Our plan for 2008 anticipates growth in all of our end markets, particularly in the computing area as our custom devices for printers gain momentum. As an early estimate, we anticipate sales in our target market to be as follows: metering (27% of sales), computing and information systems (34% of sales), automotive (14% of sales), and industrial, scientific and medical and other (25% of sales). On the strength of our plans for top-line growth, we expect to continue to benefit from the operating leverage built into our business model to grow net income excluding stock-based compensation and income tax expenses in excess of 30%."

Conference Call
---------------

Ramtron International's investor teleconference today will be webcast live on the corporate website. Management plans to webcast slides to support its prepared remarks on quarterly results and business outlook, and then host a live question-and-answer session with institutional investors and research analysts.

How to Participate
------------------

Ramtron Fourth-Quarter 2007 Results Teleconference
February 14, 2008 at 2:00 p.m. PT / 5:00 p.m. ET

Go to the home page of the Ramtron site at www.ramtron.com and click on the teleconference link. From this site, you can access the teleconference webcast, assuming that your computer system is configured properly. A webcast replay will be available for one year, and a telephonic replay will be available for seven days after the live call at (706) 645-9291, passcode #32581758.

About Ramtron
-------------

Ramtron International Corporation, headquartered in Colorado Springs, Colorado, is a fabless semiconductor company that designs, develops and markets specialized semiconductor memory and integrated semiconductor solutions used in a wide range of product applications and markets.

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Cautionary Statements
---------------------

Except for historical information, this press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "should," and "potential," among others. These statements include statements about Ramtron's expected revenue, gross margin, operating expenses, net income and product development plans for full-year 2008. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to: general and regional economic conditions and conditions specific to the semiconductor industry; demand for Ramtron's products; order cancellations or reduced order placements; product sales mix; the timely development of new technologies; competitive factors such as pricing pressures on existing products and the timing and market acceptance of new product introductions; Ramtron's ability to maintain an appropriate amount of low-cost foundry production capacity from its foundry sources in a timely manner; our foundry partners' timely ability to successfully manufacture products for Ramtron; our foundry partners' ability to supply increased orders for F-RAM products in a timely manner using Ramtron's proprietary technology; any disruptions of Ramtron's foundry or test and assembly contractor relationships; currency fluctuations; unexpected design and manufacturing difficulties; and the risk factors listed from time to time in Ramtron's SEC reports, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Reports filed during 2007. SEC-filed documents are available at no charge at the SEC's website (www.sec.gov) or from the company.

All forward-looking statements included in this release are based upon information available to Ramtron as of the date of this release, which may change.

The financial information in this press release and the attached financial statements have been prepared from the books and records of the company with the omission of certain information and disclosures normally included in financial statements.

In this release, the references to net income and earnings per share excluding stock-based compensation expense, income tax benefit, and income tax expense are not financial measures as defined by generally accepted accounting principles (GAAP). Management believes that the presentation of results excluding these charges provides meaningful supplemental information regarding the Company's operational performance, however these figures are not a replacement for the GAAP financial measures presented nor should they be given greater consideration by investors.

                                     -XXX-
                          (financial statements attached)

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            FOURTH-QUARTER AND FULL-YEAR 2007 FINANCIAL HIGHLIGHTS
                    CONSOLIDATED STATEMENTS OF OPERATIONS
          (Amounts in thousands, except per-share amounts)(unaudited)

                                    Three Months Ended        Year Ended
                                    ------------------    ------------------
                                    Dec. 31,  Dec. 31,    Dec. 31,  Dec. 31,
                                      2007     2006         2007      2006
                                    --------  --------    --------  --------
Revenue:
   Product sales                    $13,739   $9,155      $49,422   $39,095
   License and development fees         179      179          717       717
   Royalties                            127      123          625       669
   Customer-sponsored research
      and development                   230       --          330        --
                                    --------  --------    --------  --------
                                     14,275     9,457      51,094    40,481
                                    --------  --------    --------  --------
Costs and expenses:
   Cost of product sales              6,490     4,273      23,439    18,438
   Research and development           2,617     2,551      10,573     9,885
   Customer-sponsored research
      and development                   170        --         264        --
   General and administrative         2,067     1,178       7,053     5,149
   Sales and Marketing                1,754     1,540       7,005     6,034
                                    --------  --------    --------  --------
                                     13,098     9,542      48,334    39,506
                                    --------  --------    --------  --------
Operating income (loss)               1,177       (85)      2,760       975
Interest expense, other                (105)     (140)       (495)     (612)
Other income, net                        67        52         148       154
                                    --------  --------    --------  --------
Income (loss) before income tax
   benefit (provision)                1,139      (173)      2,413       517
Income tax benefit (provision)        7,571        (7)      7,478       (60)
                                    --------  --------    --------  --------
Net income (loss)                   $ 8,710   $  (180)    $ 9,891   $   457
                                    ========  ========    ========  ========

Net income (loss) per common share:
    Basic                           $  0.34   $ (0.01)    $  0.39   $  0.02
                                    ========  ========    ========  ========
    Diluted                         $  0.32   $ (0.01)    $  0.37   $  0.02
                                    ========  ========    ========  ========
Weighted average common shares
   outstanding:
    Basic                            25,271    24,690      25,124    24,478
                                    ========  ========    ========  ========
    Diluted                          27,292    26,464      26,403    24,957
                                    ========  ========    ========  ========

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                      RAMTRON INTERNATIONAL CORPORATION
                 YEAR-END 2007 AND 2006 FINANCIAL HIGHLIGHTS
                         CONSOLIDATED BALANCE SHEETS
                      (Amounts in thousands)(unaudited)

                                                December 31,     December 31,
                                                    2007             2006
                                                ------------     ------------
ASSETS

Current assets:
     Cash and cash equivalents                    $ 6,828          $ 4,305
     Accounts receivable, net                       9,490            7,183
     Inventories                                    6,342            6,006
     Deferred income taxes, net                       286               --
     Other current assets                             789              494
                                                  -------          -------
Total current assets                               23,735           17,988

Property, plant and equipment, net                  4,987            4,527
Goodwill, net                                       2,311            2,038
Intangible assets, net                              7,963            7,752
Long-tern deferred income taxes, net                7,300               --
Other assets                                          230              152
                                                  -------          -------
Total assets                                      $46,526          $32,457
                                                  =======          =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                             $ 4,168          $ 3,023
     Accrued liabilities                            2,416            1,317
     Deferred revenue                                 949            1,040
     Current portion of long-term debt              1,040            1,366
                                                  -------          -------
Total current liabilities                           8,573            6,746

Long-term deferred revenue                          1,854            2,780
Long-term debt                                      4,894            5,859
                                                  -------          -------
Total liabilities                                  15,321           15,385

Stockholders' equity                               31,205           17,072
                                                  -------          -------
                                                  $46,526          $32,457
                                                  =======          =======

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